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                      AMES DEPARTMENT STORES, INC.              Exhibit 20
                         MARCH RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)

                                                             Fiscal 1995
                                            March 1994       Year-to-Date
                                          Actual    Plan*   Actual    Plan*
CASH FLOW SUMMARY:
Beg. Unrestricted Cash & Cash Equiv.       $24.7    $28.5    $16.5    $26.9

Cash Generated from (Used in) Operations:
   Net Loss                                 (7.7)    (4.0)   (18.2)   (16.3)
   Other                                     1.4      0.2      0.6      0.4
                                        ------------------------------------
Cash from Operations                        (6.3)    (3.8)   (17.6)   (15.9)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (26.5)     4.5    (52.0)   (46.6)
   Trade Payables increase (decrease)       14.7     (4.1)    45.6     (7.4)
   All Other                                (5.2)    (5.8)    (3.3)     0.0
                                        ------------------------------------
Net Changes in Working Capital             (17.0)    (5.4)    (9.7)   (54.0)

Capital Spending                            (1.1)    (2.2)    (1.2)    (3.9)

(Incr) Decr. in Rest. Cash & Cash Equiv.    (1.3)    (3.2)     1.2     (5.9)

Other:
   Short-Term Borrow. (Pymts) - Revolver    40.1     15.0     58.2     90.0
   Payments of Capital Leases               (0.3)    (0.3)    (0.6)    (0.6)
   Payments on Long-Term Debt               (0.8)    (0.3)    (9.2)    (8.7)
   Restructuring & Other                     0.0     (0.2)     0.4      0.2
                                        ------------------------------------
Total Other                                 39.0     14.2     48.8     80.9
                                        ------------------------------------

Unrestricted Cash Increase (Decrease)       13.3     (0.4)    21.5      1.2
                                        ------------------------------------

Ending Unrestricted Cash & Cash Equiv.     $38.0    $28.1    $38.0    $28.1
                                        ====================================

* As reported on Form 8-K dated February 17, 1994.


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